Exhibit 10.9

Dated as of December 9, 2024
MICRON TECHNOLOGY, INC.,
as Sponsor Guarantor
and
U.S. DEPARTMENT OF COMMERCE,
as the Department

NY and ID PROJECTS
GUARANTEE AND EQUITY CONTRIBUTION AGREEMENT
AWARD ID NOS. AP-2024-0023 and AP-2024-0022

TABLE OF CONTENTS
Page
Section 1.1.    Definitions and Interpretation    1
Section 1.2.    Department Rights    2
Article 2 Guarantee    2
Article 3 Guaranteed Obligations Not Waived    3
Article 4 Guarantee of Payment    3
Article 5 No Discharge or Diminishment of Guarantee    3
Article 6 Defenses Waived    4
Article 7 Agreement To Pay; Contribution; Subrogation    5
Article 8 Information    5
Article 9 Equity Contribution    6
Section 9.1.    Equity Contributions    6
Section 9.2.    Mechanics for Funding Equity Contributions    6
Article 10 Representations and Warranties    6
Section 10.1.    Organization    6
Section 10.2.    Authorization; No Conflict    6
Section 10.3.    Compliance with Laws    7
Section 10.4.    Legality; Validity; Enforceability    8
Section 10.5.    Real Property    8
Section 10.6.    Financial Statements    8
Section 10.7.    Adequate Project Funding    9
Section 10.8.    Federal Requirements    9
Section 10.9.    Foreign Entity of Concern; Prohibited Persons; Sanctions; Export Controls; Anti-Corruption; Anti-Money Laundering Laws    9
Section 10.10.    Insolvency Proceedings    10
Section 10.11.    Full Disclosure    11
Section 10.12.    No Immunity    11
Section 10.13.    No Federal Debt Delinquency    11
Section 10.14.    No Debarment    11
Section 10.15.    Information Technology; Cyber Security    11
Section 10.16.    Acknowledgement Regarding Use of Data    12

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Section 10.17.    Financing Documents    12
Section 10.18.    Required Approvals    12
Section 10.19.    Litigation    12
Article 11 Reporting Covenants    12
Article 12 Affirmative Covenants    13
Section 12.1.    Affirmative Covenants during the Period of Performance    13
Section 12.2.    Affirmative Covenants during the Upside Sharing Term    16
Article 13 Negative Covenants    16
Section 13.1.    Prohibited Persons; Foreign Entities of Concern    17
Section 13.2.    [Reserved]    17
Section 13.3.    Debarment Regulations    17
Section 13.4.    Merger; Disposition; Sharing of Assets; Transfer    17
Article 14 Net of Tax    18
Article 15 Reinstatement    18
Article 16 Termination    18
Article 17 Miscellaneous    18
Section 17.1.    Addresses    18
Section 17.2.    Use of Websites    19
Section 17.3.    Counterparts; Electronic Signatures    20
Section 17.4.    No Strict Construction    20
Section 17.5.    Severability    21
Section 17.6.    Survival    21
Section 17.7.    Successors and Assigns    21
Section 17.8.    Waiver and Amendment    21
Section 17.9.    Costs and Expenses    22
Section 17.10.    Indemnification    22
Section 17.11.    Governing Law    23
Section 17.12.    Waiver of Jury Trial    23
Section 17.13.    Consent to Jurisdiction    23
Section 17.14.    Dispute Resolution Section    24
Section 17.15.    Benefits of Agreement    24
Section 17.16.    Limitation on Liability    24

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Section 17.17.    Entire Agreement    24

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GUARANTEE AND EQUITY CONTRIBUTION AGREEMENT
This GUARANTEE AND EQUITY CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of December 9, 2024, by and between Micron Technology, Inc., a corporation organized and existing under the laws of Delaware, as the guarantor (the “Sponsor Guarantor”), and the UNITED STATES DEPARTMENT OF COMMERCE (the “Department,” and together with the Sponsor Guarantor, the “Parties” and each a “Party”), an agency of the United States of America, acting by and through the Secretary of Commerce (or appropriate authorized representative thereof).
RECITALS
WHEREAS, the Department has entered into (a) that certain direct funding agreement with Micron New York Semiconductor Manufacturing LLC, a Delaware limited liability company (the “NY Recipient”), dated as of December 9, 2024 (the “NY DFA”), and (b) that certain direct funding agreement with Micron Idaho Semiconductor Manufacturing (Triton) LLC, a Delaware limited liability company (the “ID Recipient”, and together with the NY Recipient, the “Recipients” and each a “Recipient”), dated as of December 9, 2024 (the “ID DFA”, and together with the NY DFA, the “DFAs” and each a “DFA”), pursuant to which the Department has agreed to issue an Award to each Recipient subject to, and in accordance with, the terms and conditions set out in the applicable DFA;
WHEREAS, each Recipient is a direct wholly-owned Subsidiary of the Sponsor Guarantor; and
WHEREAS, it is a condition precedent to the execution and delivery of the Awards under each DFA that the Parties hereto enter into this Agreement;
NOW, THEREFORE, in consideration of the foregoing, the agreements herein and in the other Financing Documents and other good and valid consideration, the receipt and adequacy of which are hereby expressly acknowledged, and in reliance upon the representations and warranties set forth herein and therein, the Parties agree as follows:
Article 1

DEFINITIONS
Section 1.1.Definitions and Interpretation. Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the respective meanings assigned to such terms in Annex A (Definitions) of each DFA, as applicable, and the rules of interpretation set forth in Annex B (Rules of Interpretation) of each DFA shall apply to this Agreement mutatis mutandis. As used herein, the following terms shall have the following meanings:
“Agreement” has the meaning given to that term in the preamble hereto.
“Communications” has the meaning given to that term in Section 17.2(a) (Use of Websites).
“Department” has the meaning given to that term in the preamble hereto.
“DFA” has the meaning given to that term in the recitals hereto.
“Guaranteed Obligations” means all Department Obligations of each Recipient.
“ID DFA” has the meaning given to that term in the recitals hereto.

24009462784-v5	81-41052779

“ID Recipient” has the meaning given to that term in the recitals hereto.
“IT Systems” has the meaning given to that term in Section 10.15(a) (Information Technology; Cyber Security.
“Indemnified Liability” has the meaning given to that term in Section 17.10(a) (Indemnification).
“Indemnified Party” has the meaning given to that term in Section 17.10(a) (Indemnification).
“NY DFA” has the meaning given to that term in the recitals hereto.
“NY Recipient” has the meaning given to that term in the recitals hereto.
“Party” and “Parties” has the meaning given to that term in the preamble hereto.
“Platform” has the meaning given to that term in Section 17.2(a) (Use of Websites).
“Recipient Party” means each of (a) the NY Recipient; (b) the ID Recipient; and (c) the Sponsor Guarantor.
“Recipients” has the meaning given to that term in the recitals hereto.
“Sponsor Guarantor” has the meaning given to that term in the preamble hereto.
“Successor Company” has the meaning given to that term in Section 13.4 (Merger; Disposition; Sharing of Assets; Transfer).
Section 1.2.Department Rights. The Parties to this Agreement agree that each determination by the Department of any amount or fees payable hereunder shall be conclusive and binding for all purposes, absent manifest error.
Article 2

GUARANTEE
(a)The Sponsor Guarantor irrevocably, absolutely and unconditionally guarantees to the Department, as a primary obligor and not merely as a surety, the due and punctual payment of the Guaranteed Obligations. The Sponsor Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that the Sponsor Guarantor will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation.
(b)Notwithstanding anything to the contrary herein or in any other Financing Document, the maximum liability of the Sponsor Guarantor under this Agreement shall not exceed an amount equal to the largest amount that would not render the Sponsor Guarantor’s obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any equivalent provision of any other bankruptcy, insolvency, reorganization, receivership, moratorium or other Applicable Laws affecting creditors’ rights generally.

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Article 3

GUARANTEED OBLIGATIONS NOT WAIVED
The Sponsor Guarantor waives presentment to, demand of, payment from and protest to any Recipient of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.
Article 4

GUARANTEE OF PAYMENT
The Sponsor Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether at the stated maturity, by acceleration or otherwise) and not a guarantee of collection, and waives any right to require that any resort be had by the Department to any collateral security held for the payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Department in favor of any Recipient or any other Person. Each failure by the Sponsor Guarantor to make a payment as required during the effectiveness of this Guarantee will give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises.
Article 5

NO DISCHARGE OR DIMINISHMENT OF GUARANTEE
(a)Except for termination of the obligations of the Sponsor Guarantor hereunder as expressly provided for in Article 16 (Termination), the obligations of the Sponsor Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise (other than defense of payment). Without limiting the generality of the foregoing, the obligations of the Sponsor Guarantor hereunder, to the fullest extent permitted by Applicable Law, shall not be discharged or impaired or otherwise affected by, and the Sponsor Guarantor hereby waives any defense to the enforcement hereof by reason of:
(i)the failure of the Department to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Financing Document or otherwise;
(ii)any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Financing Document or any other agreement, including with respect to any Recipient under any DFA;
(iii)the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Department for the Guaranteed Obligations;
(iv)any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;
(v)any other act or omission that may or might in any manner or to any extent vary the risk of the Sponsor Guarantor or otherwise operate as a discharge of the Sponsor Guarantor as a matter of law or equity (other than the payment in full in cash or immediately available funds of all the Guaranteed Obligations);

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(vi)any illegality, lack of validity or enforceability of any Guaranteed Obligations;
(vii)any change in the corporate existence, structure or ownership of any Recipient, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Recipient or any assets of such Recipient or any resulting release or discharge of any Guaranteed Obligations;
(viii)the existence of any claim, set-off or other rights that the Sponsor Guarantor may have at any time against any Recipient, the Department, or any other Person, whether in connection herewith or any unrelated transactions;
(ix)any action permitted or authorized hereunder; or
(x)any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by the Department that might otherwise constitute a defense to, or a legal or equitable discharge of, any Recipient Party or surety.
(b)The Sponsor Guarantor expressly authorizes the Department to take and hold security for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of the Sponsor Guarantor hereunder.
Article 6

DEFENSES WAIVED
To the fullest extent permitted by Applicable Law, the Sponsor Guarantor waives any defense based on or arising out of any defense of any Recipient or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Recipient, other than the payment in full in cash or immediately available funds of all the Guaranteed Obligations (other than contingent indemnity or expense reimbursement obligations as to which no claim has been made). The Department may, at its election: (a) foreclose on any security held by it by one or more judicial or nonjudicial sales; (b) accept an assignment of any such security in lieu of foreclosure; (c) compromise or adjust any part of the Guaranteed Obligations; (d) make any other accommodation with any Recipient; or (e) exercise any other right or remedy available to them against any Recipient, without affecting or impairing in any way the liability of the Sponsor Guarantor hereunder, except to the extent that the Guaranteed Obligations (other than contingent indemnity or expense reimbursement obligations as to which no claim has been made) have been paid in full in cash or in immediately available funds. To the fullest extent permitted by Applicable Law, the Sponsor Guarantor waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Sponsor Guarantor against any Recipient, as the case may be, or any security.
Article 7

AGREEMENT TO PAY; CONTRIBUTION; SUBROGATION
(a)In furtherance of the foregoing provisions of this Agreement and not in limitation of any other right that the Department has at law or in equity against the Sponsor Guarantor by virtue hereof, upon the failure of any Recipient Party to pay any Guaranteed Obligation when and as

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the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Sponsor Guarantor hereby promises to and will forthwith pay in cash, or cause to be paid in cash, to the Department such unpaid Guaranteed Obligations upon demand. The Sponsor Guarantor hereby agrees to make any such payment of unpaid Guaranteed Obligations in Dollars.
(b)Upon payment by the Sponsor Guarantor of any sums to the Department, all rights of the Sponsor Guarantor against any Recipient arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Department Obligations. In addition, any indebtedness of any Recipient now or hereafter held by the Sponsor Guarantor is hereby subordinated in right of payment to the prior payment in full of the Department Obligations during the existence of an Event of Default. If any amount shall erroneously be paid to the Sponsor Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Recipient, such amount shall be held in trust for the benefit of the Department and shall forthwith be paid to the Department to be credited against the payment of the Department Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Financing Documents.
(c)If the Sponsor Guarantor at any time pays to the Department an amount less than the full amount then due and payable to the Department under this Agreement, without waiving any other rights in connection therewith, the Department may allocate and apply such payment in any way or manner and for such purpose or purposes as the Department in its sole discretion determines, notwithstanding any instruction that the Sponsor Guarantor, the Recipient or any other Person may give to the contrary.
Article 8

INFORMATION
The Sponsor Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of each Recipient, and of all other circumstances bearing upon the risk of nonpayment of the Department Obligations and the nature, scope and extent of the risks that the Sponsor Guarantor assumes and incurs hereunder, and agrees that the Department will have no duty to advise the Sponsor Guarantor of information known to it or any of them regarding such circumstances or risks.
Article 9

EQUITY CONTRIBUTION
Section 9.1.Equity Contributions. The Sponsor Guarantor covenants and agrees that it shall make one or more Equity Contributions to each Recipient (a) to ensure that the Total Funding Available for each Project will be sufficient to pay all remaining Project Costs for such Project and to achieve the Project Completion Date for such Project by no later than the final Milestone Completion Longstop Date for such Project; (b) as and when required to enable each Recipient to fund Project Costs incurred by such Recipient in connection with the relevant Project, as and when such Project Costs are due and payable, in each case, in accordance with the terms of the DFA, the Construction and Tool Installation Budget, the Task Based Schedule, and the Sources and Uses Plan; (c) to ensure that each Recipient will be able to pay its debts as they become due and maintain sufficient capital as is reasonably necessary to satisfy such Recipient’s current and anticipated obligations; and (d) in order to satisfy each Recipient’s obligations pursuant to Section 12.10 (Diligent Execution of Project).
Section 9.2.Mechanics for Funding Equity Contributions. The Sponsor Guarantor shall be entitled to make or effect, or cause to be made or effected, any Equity Contribution required pursuant to Section 9.1 (Equity Contributions), through cash contributions or cash advances of Permitted Shareholder Loans to each Recipient.

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Article 10

REPRESENTATIONS AND WARRANTIES
The Sponsor Guarantor makes each of the following representations and warranties to and in favor of the Department as of (a) the applicable Award Date; (b) each Disbursement Date; and (c) each Project Completion Date, as applicable (in all cases, both immediately before and immediately after giving effect to the Disbursements, if any, being made on such date), except as such representations and warranties are expressly made as to an earlier date, in which case such representations and warranties will be true as of such earlier date:
Section 10.1.Organization. The Sponsor Guarantor:
(a)is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware;
(b)is duly qualified to do business in the States of New York, Idaho and Delaware and in each other jurisdiction where the failure to so qualify would reasonably be expected to have a Material Adverse Effect; and
(c)has all requisite company power and authority to (i) carry on its business as now being conducted and as proposed to be conducted in respect of each Project; and (ii) execute, deliver, perform and observe the terms and conditions of this Agreement.
Section 10.2.Authorization; No Conflict. The Sponsor Guarantor has duly authorized, executed and delivered this Agreement, and neither its execution and delivery thereof nor its consummation of the transactions contemplated hereby nor its compliance with the terms of this Agreement does or will:
(a)contravene its Organizational Documents or any Applicable Laws in any material respects;
(b)contravene or result in any breach or constitute any default under any material Governmental Judgment;
(c)contravene or result in any breach or constitute any default under any material agreement or instrument to which it is a party or by which it or any of its material Properties related to any Project may be bound; or
(d)require any material consent or approval of any Person other than the Required Approvals and any other consents or approvals that have been obtained and are in full force and effect.
Section 10.3.Compliance with Laws. The Sponsor Guarantor has conducted and is conducting its business in compliance with:
(a)the CHIPS Act;
(b)the Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.);
(c)the False Claims Amendments Act of 1986 (18 U.S.C. § 287);
(d)the False Statements Accountability Act of 1996 (18 U.S.C. § 1001);
(e)the Civil False Claims Act (31 U.S.C. §§ 3729 - 3733);

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(f)the Uniform Relocation Assistance and Real Property Acquisition Policies Act of 1970 (42 U.S.C. § 4601 et seq.) in all material respects;
(g)all applicable federal labor and employment laws, including Title VII of the Civil Rights Act of 1964 (42 U.S.C. § 2000e et seq.), the Fair Labor Standards Act (29 U.S.C. § 203), the Occupational Safety and Health Act (29 U.S.C. § 653) and the National Labor Relations Act (29 U.S.C. § 151 et seq.) in all material respects;
(h)all applicable Export Control Laws in all respects, except for any actual or potential violations that involve only unintentional minor, technical infractions, which either (i) were voluntarily self-disclosed to BIS within sixty (60) days of the Recipient Party becoming aware of the violation, and, within sixty (60) days of disclosure resulted in the issuance of a warning or no action letter by BIS; or (ii) otherwise could not reasonably be expected to give rise to an enforcement action, or the imposition of any fine or penalty by any Governmental Authority; and
(i)without prejudice to Section 10.2 (Authorization; No Conflict), this Section 10.3 (Compliance with Laws), Section 10.8 (Federal Requirements), Section 10.9 (Foreign Entity of Concern; Prohibited Persons; Sanctions; Export Controls; Anti-Corruption; Anti-Money Laundering Laws), and Section 10.17 (Required Approvals) with all other Applicable Laws, Required Approvals and its Organizational Documents in all material respects.
Section 10.4.Legality; Validity; Enforceability. This Agreement constitutes a legal, valid and binding obligation of the Sponsor Guarantor, enforceable against the Sponsor Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Applicable Laws affecting creditors’ rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law).
Section 10.5.Real Property. Solely with respect to the ID Project:
(a)the Sponsor Guarantor owns and has valid legal and beneficial title to all real property interests in the Project Site.
(b)all material easements, leasehold and other property interests and utility and other services, means of transportation, facilities, other materials and rights held that are reasonably necessary for the construction, completion and operation of the Project have been obtained or are commercially available to the Project at the Project Site as and when required to have been obtained for the Project.
(c)to the Sponsor Guarantor’s Knowledge, the Project Site is sufficient and appropriate in all material respects for the development, siting, design, engineering, construction, ownership, operation, maintenance and use of the Project as contemplated by the Award Documents.
(d)all of the improvements on the Project Site lie wholly within the boundaries and building restriction lines of the Project Site, and no improvements on adjoining properties encroach upon the Project Site, and no improvements on the Project Site encroach upon or violate any easements or other encumbrances upon the Project Site, in each case, so as to materially impair the development, construction, operation, or use by (or for the benefit of) the Recipient of the Project Site for the Project.
(e)No condemnation or adverse zoning or usage change proceeding has occurred or has been threatened against any of the Real Property that would reasonably be expected to materially impair the development, construction, operation, access to or use by (or for the benefit of) the Recipient of the Project Site for the Project.
Section 10.6.Financial Statements.

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(a)Each of the Financial Statements of the Sponsor Guarantor delivered to the Department pursuant to Annex F (Reporting Covenants) of each DFA has been prepared in accordance with the Applicable Accounting Requirements, on a Consolidated Basis, and presents fairly, in all material respects, the financial condition of the Sponsor Guarantor as of the respective dates of the Financial Statements for the respective periods covered therein. Such Financial Statements reflect all liabilities or obligations of the Sponsor Guarantor and other information of any nature whatsoever for the period to which such Financial Statements relate that are required to be disclosed in accordance with Applicable Accounting Requirements.
(b)Since the date of delivery of such Financial Statements, or the respective date of such Financial Statements, whichever is earlier, the Sponsor Guarantor has not incurred or assumed any material liabilities or obligations that would be required to be recognized in such Financial Statements in accordance with the Applicable Accounting Requirements, except to the extent such liabilities or obligations have been disclosed to the Department in writing.
Section 10.7.Adequate Project Funding. The Total Funding Available for each Project (taking into account the financial resources of the Sponsor Guarantor to increase its Equity Commitment thereunder) will be sufficient to pay all remaining Project Costs for such Project and to achieve the Project Completion Date for such Project by no later than the final Milestone Completion Longstop Date set forth in the Disbursement Milestone Schedule for such Project.
Section 10.8.Federal Requirements
(a)Guardrail Provisions.
(i)Each Recipient Party is in compliance with all applicable Guardrail Provisions.
(ii)Each of the lists of existing facilities and ongoing Joint Research and Technology Licensing, each as attached as Appendix 1 to the Guardrail Provisions, is true and correct, and such appendices memorialize all information required to be set forth therein pursuant to Section 1 (Prohibition on Certain Expansion Transactions) and Section 2 (Prohibition on Certain Joint Research or Technology Licensing) of the Guardrail Provisions.
(iii)Each Person that, as of the date hereof, is a member of each Recipient’s “affiliated group,” as such term is defined under 26 U.S.C. § 1504(a), without regard to 26 U.S.C. § 1504(b)(3), directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the Recipient as of the date hereof is set forth in Part 4 (Members of the Affiliated Group) of Appendix 1 of the Guardrail Provisions.
(iv)Each Related Entity as of the date hereof is set forth in Part 5 (Related Entities Subject to Section 3 of Annex C (Guardrail Provisions)) of Appendix 1 of the Guardrail Provisions.
(v)Each Mitigation Agreement, if any, required pursuant to the Guardrail Provisions, is in full force and effect and no violation thereof has occurred.
(b)Inverted Corporation Requirement. The Sponsor Guarantor represents that it is not a foreign incorporated entity which is treated as an inverted domestic corporation under Section 835(b) of the Homeland Security Act of 2002 (6 U.S.C. § 395(b)) or a Subsidiary of such an entity.
Section 10.9.Foreign Entity of Concern; Prohibited Persons; Sanctions; Export Controls; Anti-Corruption; Anti-Money Laundering Laws.
(a)The Sponsor Guarantor is not a Foreign Entity of Concern.

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(b)No Recipient Party nor any of their respective members, directors, or officers is a Prohibited Person, and to the Sponsor Guarantor’s Knowledge, none of the employees, agents or representatives of any Recipient Party acting in such capacities is a Prohibited Person.
(c)To the Sponsor Guarantor's Knowledge, no event has occurred, and no condition exists, that is reasonably likely to result in any Recipient Party becoming a Prohibited Person.
(d)There are no Actions pending or, to the Sponsor Guarantor's Knowledge, threatened, against or affecting any Recipient Party or their respective members, directors, officers, employees, agents or representatives acting in such capacities regarding any actual or alleged non-compliance with any Sanctions, Export Control Laws, Anti-Money Laundering Laws, or Anti-Corruption Laws.
(e)The Sponsor Guarantor has adopted and implemented and maintains policies and procedures designed to promote and achieve compliance with all applicable Sanctions, Export Control Laws, Anti-Money Laundering Laws, and Anti-Corruption Laws.
(f)Each Recipient Party and the respective members, directors, officers, and, to the Sponsor Guarantor’s Knowledge, employees, agents and representatives thereof acting in such capacities, are, and for the last five (5) years have been, in compliance with (i) all Sanctions and all applicable Anti-Money Laundering Laws; and (ii) all applicable Export Control Laws in all respects, except for any actual or potential violations that involve only unintentional minor, technical infractions, which either (A) were voluntarily self-disclosed to BIS within sixty (60) days of the Recipient Party becoming aware of the violation, and, within sixty (60) days of disclosure resulted in the issuance of a warning or no action letter by BIS; or (B) otherwise could not reasonably be expected to give rise to an enforcement action, or the imposition of any fine or penalty by any Governmental Authority.
(g)Each Recipient Party and each of their respective Principal Persons, and, to the Sponsor Guarantor's Knowledge, their employees, agents, and representatives acting in such capacities have complied with all applicable Sanctions, Export Control Laws (except as provided in the exception in Section 10.9(f)), Anti-Money Laundering Laws and Anti-Corruption Laws in obtaining any consents, licenses, approvals, authorizations, rights, or privileges with respect to any Project and, otherwise, have conducted each Project in compliance with all applicable Sanctions, Export Control Laws, Anti-Money Laundering Laws, and Anti-Corruption Laws.
(h)None of the Sponsor Guarantor, nor its members, directors, officers, nor, to the Sponsor Guarantor's Knowledge, employees, agents or representatives acting in such capacities, has made, offered or promised to make, provided or paid any unlawful contributions, entertainment or anything of value to any local or foreign official (including employees of state-owned or controlled entities), foreign political party or party official or any candidate for foreign political office:
(i)in order to influence any act or decision of any foreign official, foreign political party, party official or candidate for foreign political office in his or her official capacity, including a decision to fail to perform his or her official functions;
(ii)to secure an advantage; or
(iii)with the intent to induce the recipient to misuse his or her official position to direct business to any Recipient Party or any of its Affiliates or to any other Person, in each case, in violation of any applicable Anti-Corruption Laws or any other Applicable Law.
Section 10.10.Insolvency Proceedings.

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(a)Neither the Sponsor Guarantor nor any Recipient is the subject of any pending or, to the Sponsor Guarantor’s Knowledge, threatened (in writing), Insolvency Proceedings, in each case, to the extent such Insolvency Proceedings are bona fide and non-frivolous.
(b)The Sponsor Guarantor is and, after entry into this Agreement, will be solvent. For purposes of the preceding sentence, “solvent” means (i) the fair saleable value (on a going concern basis) of the Sponsor Guarantor’s assets exceed its liabilities, contingent or otherwise, fairly valued, (ii) the Sponsor Guarantor will be able to pay its debts as they become due and (iii) upon paying its debts as they become due, the Sponsor Guarantor will not be left with unreasonably small capital as is necessary to satisfy all of its current and reasonably anticipated obligations.
Section 10.11.Full Disclosure. The statements and information contained in the Financing Documents, taken together with all documents, reports or other written information pertaining to any Project that have been furnished by or on behalf of any Recipient Party to the Department or any Consultant from time to time, are true and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading at the time they were made.
Section 10.12.No Immunity. No Recipient Party nor any of their respective assets is entitled to immunity in any jurisdiction in which judicial proceedings would reasonably be expected at any time to be commenced with respect to this Agreement or any other Financing Document.
Section 10.13.No Federal Debt Delinquency. No Recipient Party has (a) any judgment Lien against any of its Property for a debt owed to the United States; or (b) any Indebtedness owed to the United States or any Governmental Authority thereof that is in delinquent status, as the term “delinquent status” is defined in 31 C.F.R. 285.13(d), including any Tax liabilities (other than those Taxes that it is contesting in good faith and by appropriate proceedings), for which reserves have been established to the extent required by the Applicable Accounting Requirements except to the extent such delinquency has been resolved with the appropriate Governmental Authority in accordance with Applicable Law.
Section 10.14.No Debarment.
(a)No event has occurred and no condition exists that is likely to result in the debarment or suspension of any Recipient Party or their respective members, directors, officers or employees from contracting with the U.S. government or any agency or instrumentality thereof.
(b)No Recipient Party nor any of their respective members, directors or officers is or has been subject to any debarment or suspension.
Section 10.15.Information Technology; Cyber Security.
(a)The information technology (including data communications systems, equipment and devices) used in the business of the Sponsor Guarantor (collectively, the “IT Systems”) operates and performs in all material respects as necessary: (i) for the development, design, engineering, procurement, construction, starting up, commissioning, ownership, operation or maintenance of the Projects; (ii) to complete the activities designated to achieve each Project Completion Date; and (iii) to exercise the Sponsor Guarantor’s rights and perform its obligations under the Financing Documents in a timely manner.
(b)The Sponsor Guarantor has implemented and maintains, and has caused, or no later than the first Disbursement Date for the relevant Project, will have caused, each Recipient to implement and maintain in connection with each Project, commercially reasonable privacy, information security, cyber security, disaster recovery, business continuity, data backup and incident response plans, policies and procedures consistent with Prudent Industry Practice (including administrative, technical and physical safeguards) designed to protect: (i) Sensitive Information from any unauthorized, accidental, or unlawful Processing or loss; (ii) each applicable IT System from any

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unauthorized or unlawful access, acquisition, use, control, disruption, destruction, or modification; and (iii) the integrity, security and availability of the Sensitive Information and IT Systems.
Section 10.16.Acknowledgement Regarding Use of Data. The Sponsor Guarantor has taken commercially reasonable measures to safeguard protected personally identifiable information and other confidential or sensitive personal or business information created or obtained in connection with the Award.
Section 10.17.Financing Documents. The Sponsor Guarantor has received a copy of each of the Financing Documents, including the DFAs.
Section 10.18.Required Approvals. The Sponsor Guarantor is in compliance in all material respects with all Required Approvals that have been obtained by, or are otherwise applicable to, the Sponsor Guarantor.
Section 10.19.Litigation. Except (x) as expressly set forth on Schedule E (Litigation) of each DFA (as such schedule may be updated from time to time upon written notice to the Department), and (y) as set forth in forms, reports, statements or certifications and other documents (including all exhibits, amendments and supplements thereto) furnished to or filed from time to time (including after the date hereof) with the U.S. Securities and Exchange Commission by the Sponsor Guarantor, there is no pending material Action or, to the Sponsor Guarantor’s Knowledge, threatened Action (in writing) that the Sponsor Guarantor reasonably believes is likely to result in a material Action that relates to:
(a)the legality, validity or enforceability of this Agreement or to any transaction contemplated hereunder;
(b)any Project and that has, or would reasonably be expected to cause, a Material Adverse Effect; or
(c)any Recipient Party that, either individually or in the aggregate, has, or could reasonably be expected to cause, a Material Adverse Effect.
Article 11

REPORTING COVENANTS
The Sponsor Guarantor covenants and agrees that, unless the Department waives compliance in writing, the Sponsor Guarantor shall, at its own expense, furnish, or cause to be furnished, to the Department all information as and when required in accordance with Annex F (Reporting Covenants) of each DFA.
Article 12

AFFIRMATIVE COVENANTS
Section 12.1.Affirmative Covenants during the Period of Performance. The Sponsor Guarantor covenants and agrees that during the applicable Period of Performance, unless the Department waives compliance in writing:
Section 12.1.1.Compliance with Applicable Law. The Sponsor Guarantor shall comply with and conduct its business, operations, assets, equipment, property, leaseholds in compliance with:
(a)the CHIPS Act;
(b)the Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.);

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(c)the False Claims Amendments Act of 1986 (18 U.S.C. § 287);
(d)the False Statements Accountability Act of 1996 (18 U.S.C. § 1001);
(e)the Civil False Claims Act (31 U.S.C. §§ 3729 - 3733);
(f)any mitigation measures and best management practices set forth in any NEPA decision document of the Department relating to the Projects;
(g)the Uniform Relocation Assistance and Real Property Acquisition Policies Act of 1970 (42 U.S.C. § 4601 et seq.) in all material respects;
(h)all applicable federal labor and employment laws, including Title VII of the Civil Rights Act of 1964 (42 U.S.C. § 2000e et seq.), the Fair Labor Standards Act (29 U.S.C. § 203), the Occupational Safety and Health Act (29 U.S.C. § 653) and the National Labor Relations Act (29 U.S.C. § 151 et seq.) in all material respects;
(i)all applicable Export Control Laws in all respects, except for any actual or potential violations that involve only unintentional minor, technical infractions, which either (A) were voluntarily self-disclosed to BIS within sixty (60) days of the Recipient Party becoming aware of the violation, and, within sixty (60) days of disclosure resulted in the issuance of a warning or no action letter by BIS; or (B) otherwise could not reasonably be expected to give rise to an enforcement action, or the imposition of any fine or penalty by any Governmental Authority; and
(j)without prejudice to this Section 12.1.1 (Compliance with Applicable Law) and Section 12.1.4 (Federal Requirements), with all other Applicable Law in all material respects.
Section 12.1.2.Taxes. The Sponsor Guarantor shall file all tax returns required by Applicable Laws to be filed by it and shall pay or cause to be paid on or before the date payment is due (a) all income Taxes required to be paid by it; and (b) all other material Taxes and assessments required to be paid by it (other than those Taxes that it contests in good faith and by appropriate proceedings, for which reserves are established to the extent required by the Applicable Accounting Requirements).
Section 12.1.3.Public Announcements. The Sponsor Guarantor shall, prior to the making thereof, provide reasonable advance notice to the Department with respect to any public announcement made by the Sponsor Guarantor or, to the Sponsor Guarantor’s Knowledge, any Recipient:
(a)in connection with material developments in respect of any Project (including, inter alia, any Project’s ground-breaking ceremony or going into operation) or satisfaction of any Disbursement Milestone; and
(b)that directly refers to the Award, this Agreement, any Financing Document or any Award Document (including by submitting the full text of any proposed public statement to the Department for review and refraining from making any such public statement without the Department’s prior written approval), other than any such statements that are, as may be determined by any Recipient Party or any Affiliate thereof: (i) required by or to comply with Applicable Law or stock exchange rules or regulations applicable to such Person; or (ii) made in connection with any Action brought by or against any Recipient, the Sponsor Guarantor or any of its Affiliates.
Section 12.1.4.Federal Requirements.
(a)Sanctions, Export Control Laws, Anti-Money Laundering Laws, and Anti-Corruption Laws. The Sponsor Guarantor shall:

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(i)comply with all Sanctions, Anti-Money Laundering Laws, and Anti-Corruption Laws in connection with its activity under this Agreement or any Financing Document or otherwise in connection with any Project or transaction contemplated by the Financing Documents;
(ii)comply with all applicable Export Control Laws in all respects. except for any actual or potential violations that involve only unintentional minor, technical infractions, which either (A) were voluntarily self-disclosed to BIS within sixty (60) days of any Recipient Party becoming aware of the violation, and, within sixty (60) days of disclosure resulted in the issuance of a warning or no action letter by BIS; or (B) otherwise could not reasonably be expected to give rise to an enforcement action, or the imposition of any fine or penalty by any Governmental Authority;
(iii)maintain in effect policies and procedures designed to promote and achieve compliance with all applicable Sanctions, Export Control Laws, Anti-Money Laundering Laws, and Anti-Corruption Laws;
(iv)maintain in effect disclosure controls and procedures to provide reasonable assurance that material information regarding each Recipient’s compliance with Applicable Laws (including Sanctions, Export Control Laws, Anti-Money Laundering Laws, and Anti-Corruption Laws) is made known to Principal Persons of any Recipient; and
(v)take all responsible and prudent steps to ensure that each of its directors, officers, employees, agents, and representatives comply with applicable Sanctions, Export Control Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.
(b)Prohibited Persons; Foreign Entities of Concern. The Sponsor Guarantor shall provide written notice to the Department as soon as practicable from the date that the Sponsor Guarantor knew or should have known that any Principal Person of the Sponsor Guarantor has become a Prohibited Person or the Sponsor Guarantor has become a Foreign Entity of Concern. For the purposes of this paragraph (b), (i) the date that the Sponsor Guarantor “should have known” such Principal Person became a Prohibited Person shall include, if applicable, (A) the date on which such Principal Person was identified on any Sanctions List; and (B) the date on which such Principal Person became domiciled in a Sanctioned Country; and (ii) the date that the Sponsor Guarantor “should have known” that the Sponsor Guarantor became a Foreign Entity of Concern shall include, if applicable, the date on which the change in ownership or management that made the Sponsor Guarantor a Foreign Entity of Concern occurred.
(c)Lobbying Restriction. The Sponsor Guarantor shall:
(i)comply with all requirements of 31 U.S.C. § 1352, as amended, including the requirement that no proceeds of any Disbursement be expended by any Recipient or any of their Affiliates to pay any Person for influencing or attempting to influence an officer or employee of any federal agency, a member of the U.S. Congress, an officer or employee of the U.S. Congress, or an employee of a member of Congress in connection with the making of the Award or any other action described in 31 U.S.C. § 1352(a)(2) and with the implementing regulations at 15 C.F.R. Part 28; and
(ii)disclose to the Department any registrations as required under the Lobbying Disclosure Act (2 U.S.C. § 1601 et seq.) or the Foreign Agents Registration Act (22 U.S.C. § 611 et seq.) related to the Projects.
(d)Program Requirements. The Sponsor Guarantor shall, and shall cause each Recipient to, comply with all applicable provisions set forth in Annex D (Program Requirements) to each DFA.
(e)Guardrail Provisions.
(i)The Sponsor Guarantor shall, and shall cause each Recipient to, comply with the Guardrail Provisions.

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(ii)The Sponsor Guarantor shall, and shall cause each Recipient to, comply with each Mitigation Agreement, if any, required pursuant to the Guardrail Provisions.
(f)Compliance with Whistleblower Protections. The Sponsor Guarantor shall:
(i)promptly disclose in writing, (A) to each of the Director of the CHIPS Program Office, the Department’s Chief Counsel for Semiconductor Incentives and the OIG, whenever, in connection with this Agreement or any Project, the Sponsor Guarantor has credible evidence that any principal, officer, director, employee, agent, or entity has committed a violation of (1) federal criminal law involving fraud, conflict of interest, bribery, or gratuity violations (see Title 18 of the United States Code); or (2) the Civil False Claims Act (see 31 U.S.C. §§ 3729-3733); and (B) to the OIG through https://www.oig.doc.gov/Pages/Hotline.aspx), whenever, in connection with this Agreement or a Project, the Sponsor Guarantor has credible evidence of fraud, waste, and abuse;
(ii)comply with 41 U.S.C. § 4712 and the whistleblower protections afforded to employees thereby to not discharge, demote, or otherwise discriminate against an employee as a reprisal for disclosing to a Body of Information that the employee reasonably believes is evidence of gross mismanagement of the Award, a gross waste of the Award, an abuse of authority relating to the Award, a substantial and specific danger to public health or safety, or a violation of law, rule, or regulation related to a Federal award, subaward, or contract under a Federal award or subaward; and
(iii)inform the Sponsor Guarantor’s employees and contractors in writing, in the predominant native language of the workforce, of the rights under this paragraph (f).
(g)Compliance with Trafficking in Persons Laws. The Sponsor Guarantor and its employees shall not:
(i)engage in severe forms of trafficking in persons (as defined in the TVPA at 22 U.S.C. § 7102);
(ii)procure a commercial sex act (as defined in the TVPA at 22 U.S.C. § 7102); or
(iii)use forced labor in the performance of the Award.
Section 12.2.Affirmative Covenants during the Upside Sharing Term. The Sponsor Guarantor covenants and agrees that during the applicable Upside Sharing Term, unless the Department waives compliance in writing:
Section 12.2.1.Books, Records. The Sponsor Guarantor shall keep proper records and books of account in which full, true and correct entries in accordance with the Applicable Accounting Requirements and all Applicable Laws in all material respects are made in respect of all dealing and transactions relating to the Project-related business and activities of the Sponsor Guarantor.
Section 12.2.2.Maintenance of Existence. The Sponsor Guarantor shall preserve and maintain:
(a)its legal existence and corporate status; and
(b)all of its licenses, rights, privileges and franchises material to the conduct of its business or any Project.
Section 12.2.3.Sponsor Guarantor’s Accountant. The Sponsor Guarantor shall maintain the Sponsor Guarantor’s Accountant at all times and promptly provide notice to the Department of any change of the Sponsor Guarantor’s Accountant.

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Section 12.2.4.Closeout Procedure. The Sponsor Guarantor will cooperate with the Department to complete the Sponsor Guarantor’s final reports, reconcile all accounting matters, enable the Department to complete its final reports and otherwise perform reasonable tasks as requested by the Department to close out the Award at the expiration of the applicable Period of Performance.
Article 13

NEGATIVE COVENANTS
The Sponsor Guarantor covenants and agrees that during the applicable Period of Performance, unless the Department waives compliance in writing:
Section 13.1.Prohibited Persons; Foreign Entities of Concern. Each Recipient Party shall not become (whether through a transfer or otherwise) a Prohibited Person or a Foreign Entity of Concern.
Section 13.2.[Reserved]
Section 13.3.Debarment Regulations. The Sponsor Guarantor shall not fail to comply with any or all Debarment Regulations in a manner which results in the Sponsor Guarantor being debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or non-procurement transactions with any United States federal government department or agency pursuant to any Debarment Regulations.
Section 13.4.Merger; Disposition; Sharing of Assets; Transfer.
(a)The Sponsor Guarantor may not consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties, rights and assets of the Sponsor Guarantor and the Recipients, taken as a whole, to any Person, in a single transaction or in a series of related transactions, unless:
(i)either (A) the Person formed by or surviving such consolidation or merger is the Sponsor Guarantor or (B) the Person (if other than the Sponsor Guarantor) formed by such consolidation or into which the Sponsor Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties, rights and assets of the Sponsor Guarantor (the “Successor Company”), is an entity organized under the laws of the United States of America, any State thereof or the District of Columbia; provided that such Successor Company shall provide such information reasonably requested by the Department for purposes of compliance with applicable “know your customer” rules and regulations;
(ii)in any such transaction in which there is a Successor Company, the Successor Company expressly assumes the Guaranteed Obligations pursuant to joinder agreements or other documents reasonably satisfactory to the Department; and
(iii)immediately after giving effect to the transaction, no Event of Default and no Default shall have occurred and be continuing.
This Section 13.4(a) shall not apply to a merger of the Sponsor Guarantor with an Affiliate solely for the purpose of reincorporating the Sponsor Guarantor in another jurisdiction in the United States of America, any State thereof or the District of Columbia.
(b)Upon any consolidation of the Sponsor Guarantor with, or merger of the Sponsor Guarantor into, any other Person or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all the properties, rights and assets of the Sponsor Guarantor to a Successor Company in accordance with the conditions described in Section 13.4(a) (Merger; Disposition; Sharing of Assets; Transfer), the Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Sponsor Guarantor under this Agreement with the same effect as if such Successor Company had been named as the Sponsor Guarantor and thereafter, except in the case

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of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Agreement.
Article 14

NET OF TAX
The Sponsor Guarantor understands and agrees that the Department is an agency or instrumentality of the United States and that all payments hereunder are payable, and shall in all cases be paid, free and clear of all Taxes. If the Sponsor Guarantor shall be required by Applicable Law to withhold or deduct any tax from or in respect of any sum payable hereunder to the Department, (a) the sum payable shall be increased as may be necessary so that after making all such required deductions, the Department receives an amount equal to the sum it would have received had no such deductions been made; (b) the Sponsor Guarantor shall make such deductions and (c) the Sponsor Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.
Article 15

REINSTATEMENT
Notwithstanding the provisions of Article 16 (Termination), this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Guaranteed Obligations, or any part thereof, is, pursuant to Applicable Law or Governmental Judgment, rescinded, or reduced in amount or must otherwise be restored or returned by the Department. In the event that any payment or any part thereof is so rescinded, reduced, restored, or returned, such Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored, or returned, and this Agreement shall remain in full force and effect until the indefeasible payment and discharge in full of such Guaranteed Obligations.
Article 16

TERMINATION
(a)This Agreement and the obligations of the Sponsor Guarantor hereunder shall terminate (other than the provisions hereof that by their express terms survive such termination) on the Termination Date.
(b)In connection with any termination or release pursuant to Article 16(a) (Termination), the Department shall execute and deliver to the Sponsor Guarantor, at the Sponsor Guarantor’s expense, all documents that the Sponsor Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Article 16 (Termination) shall be without recourse to or warranty by the Department.
Article 17

MISCELLANEOUS
Section 17.1.Addresses. Except as otherwise set forth in Section 17.2 (Use of Websites), any communications, including any notices, between or among the Parties to this Agreement shall be provided using the addresses listed below. All notices or other communications required or permitted to be given under this Agreement shall be in writing and shall be considered as properly given: (a) if delivered in person; (b) if sent by overnight delivery service for domestic delivery or international courier for international delivery; (c) in the event that overnight delivery service or international courier service

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is not readily available, if mailed by first class mail (or airmail for international delivery), postage prepaid, registered or certified with return receipt requested; (d) if sent by facsimile or telecopy with transmission verified; or (e) if transmitted by electronic mail, to the electronic mail address set forth below. Notice so given shall be effective upon delivery to the addressee, except that communication or notice so transmitted by facsimile or telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the following Business Day) on which it is validly transmitted if transmitted before 5:00 p.m. ET, and if transmitted after that time, on the next following Business Day. Any Party has the right to change its address for notice under this Agreement to any other location by giving prior written notice to the other Parties in the manner set forth hereinabove.
For the Sponsor Guarantor:
MICRON TECHNOLOGY, INC.
8000 South Federal Way
Boise, ID, 89716-9632
Attention (copies to all): Scott Gatzemeier, Jeff Binford, Mike Myers, Jessica Sekovski
Email (send to all):
For the Department:
UNITED STATES DEPARTMENT OF COMMERCE
Herbert C. Hoover Building, Suite 48002
1401 Constitution Avenue NW
Washington, DC 20230
Email:

Section 17.2.Use of Websites.
(a)The Sponsor Guarantor hereby agrees that it shall provide to the Department all information, documents and other materials that it is obligated to furnish to the Department pursuant to this Agreement, including, inter alia, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding (i) any such communication that relates to service of process; (ii) any notice, certificate or other document required under the terms of this Agreement to be sent in a specific format or via a specific method; or (iii) any notifications, certifications or additional information submitted pursuant to the Guardrail Provisions (all such non-excluded communications being referred to herein collectively as “Communications”), by posting the Communications, in an electronic/soft medium in a format acceptable to the Department and using procedures acceptable to the Department, on Salesforce or a substantially similar electronic transmission system used by the Department and which is notified in writing to the Sponsor Guarantor (the “Platform”). In addition, the Sponsor Guarantor agrees to continue to provide the Communications to the Department in any other manner specified in this Agreement, but only to the extent requested by the Department. The Sponsor Guarantor further agrees that the Department may make the Communications available to the other Persons via the Platform. If, at any point, the Platform is not available, the Sponsor Guarantor shall provide Communications to the Department pursuant to Section 17.1 (Addresses).
(b)The Department may, but is not obligated to, furnish all notices, requests, demands, information or other communication (other than service of process) to the Sponsor Guarantor under this Agreement by posting them on the Platform. Nothing herein shall prejudice the right of the Department to give any notice, request, demand, information or other communication pursuant to this Agreement in any other manner specified in this Agreement.
(c)Any communication or document as specified in paragraph (a) or (b) above made or delivered by one Party to another shall be effective only when actually made available in readable form on the Platform.

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(d)Any communication or document which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication or document is made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.
Section 17.3.Counterparts; Electronic Signatures. This Agreement may be executed in one or more duplicate counterparts and when executed by all of the Parties shall constitute a single binding agreement. The delivery of an executed counterpart of this Agreement by electronic means, including by facsimile or by portable document format (PDF) attachment to email, shall be as effective as delivery of an original executed counterpart of this Agreement. Except to the extent that Applicable Law would prohibit the same, make the same unenforceable, or affirmatively require a manually executed counterpart signature: (a) the delivery of an executed counterpart of a signature page of this Agreement by fax, emailed .pdf, or any other electronic means approved by the Department in writing (which may be via email) that reproduces an image of the actual executed signature page shall be as effective as the delivery of a manually executed counterpart of this Agreement; (b) the delivery of an executed counterpart of a signature page of this Agreement by fax, emailed .pdf, or any other electronic delivery means approved by the Department in writing (which may be via email) that contains a DocuSign signature or, in the case of the Department’s signature, a digital signature associated with a Personal Identity Verification card, or any other electronic signature means approved by the Department in writing (which may be via email) shall be as effective as the delivery of a manually executed counterpart of this Agreement; and (c) if agreed by the Department in writing (which may be via email) with respect to this Agreement, the delivery of an executed counterpart of a signature page of this Agreement by electronic means that types in the signatory to a document as a “conformed signature” from an email address approved by the Department in writing (which may be via email) shall be as effective as the delivery of a manually executed counterpart of this Agreement. In furtherance of the foregoing, the words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof, or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 17.4.No Strict Construction. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.
Section 17.5.Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the Parties hereto shall engage the Parties to this Agreement to enter into good faith negotiations to replace the invalid, illegal, or unenforceable provision with a provision as similar in its terms and purpose to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.
Section 17.6.Survival.
(a)All representations and warranties made by the Sponsor Guarantor in this Agreement or other documents delivered in connection therewith shall be considered to have been relied upon the Department and shall survive the execution and delivery of each DFA and the other Financing Documents, the occurrence of each Award Date, the execution of the Funding Obligations and each Termination Date, regardless of any investigation made by the Department or on its behalf and notwithstanding that the Department may have had notice or knowledge of any Event of Default or Potential Event of Default at the time of any Disbursement, and shall continue in full force and effect until this Agreement shall terminate (or thereafter to the extent provided herein).

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(b)The provisions of (i) Article 14 (Net of Tax), Section 17.9 (Costs and Expenses), Section 17.10 (Indemnification), Section 17.11 (Governing Law), Section 17.12 (Waiver of Jury Trial), Section 17.13 (Consent to Jurisdiction) and Article 15 (Reinstatement); and (ii) the Guardrail Provisions (excluding Section 2 (Prohibition on Certain Joint Research or Technology Licensing) of each DFA and Section 7(d) (Remedies, Mitigation and Clawbacks) thereof and all other provisions hereof and definitions set forth herein required to give effect thereto, including, inter alia, Section 17.8 (Waiver and Amendment) shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the payment in full of the Department Obligations, the expiration or termination of any Award, or the termination of this Agreement or any provision hereof on the Termination Date.
Section 17.7.Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective successors and permitted assigns.
(b)The Sponsor Guarantor shall not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Department.
Section 17.8.Waiver and Amendment.
(a)No failure or delay by the Department in exercising any right, power or remedy shall operate as a waiver thereof or otherwise impair any rights, powers, or remedies of the Department. No single or partial exercise of any such right, power, or remedy shall preclude any other or further exercise thereof or the exercise of any other legal right, power, or remedy.
(b)The rights, powers or remedies provided for herein are, to the extent permitted by Applicable Law, cumulative and are not exclusive of any other rights, powers or remedies provided by law or in any other Financing Document. The assertion or employment of any right, power or remedy hereunder, or otherwise, shall not prevent the concurrent assertion of any other right, power or remedy.
(c)Except as otherwise expressly provided herein, neither this Agreement nor any provision hereof may be amended, waived, discharged, or terminated unless such amendment, waiver, discharge, or termination is in writing and executed by the Sponsor Guarantor and the Department.
Section 17.9.Costs and Expenses. The Sponsor Guarantor shall, whether or not the transactions contemplated by this Agreement or the other Financing Documents are consummated, pay or reimburse, without duplication, all reasonable, documented fees, out-of-pocket costs and expenses of the Department (including all commissions, charges, costs and expenses for the conversion of currencies and all other fees, costs, charges and expenses, including all Periodic Expenses of any Consultant) paid or incurred in connection with (a) the due diligence of the Recipient Parties and the Projects; and (b) the negotiation, review, preparation and recording of this Agreement, the other Financing Documents and any other documents and instruments related to this Agreement or thereto (including legal opinions) incurred prior to execution of this Agreement.
Section 17.10.Indemnification.
(a)The Sponsor Guarantor shall indemnify the Department and each of its officers, employees, attorneys and agents (each, an “Indemnified Liability”) from and against any liabilities, obligations, losses, damages, penalties, claims, judgments, lawsuits, costs and expenses (other than attorneys’ costs and fees) (each, an “Indemnified Party”) for which an Indemnified Party may become responsible because of a claim asserted by a third party related to any Award, the use of Disbursements, this Agreement, any Financing Document, or any Project; provided, that the Sponsor Guarantor shall not have any indemnification obligation hereunder if the third Party’s claim is based

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solely on the conduct of the Department (and no other Party) or arises from the bad faith, gross negligence or willful misconduct of any Indemnified Party (as determined pursuant to a final, Non-Appealable judgment by a court of competent jurisdiction).
(b)An Indemnified Party shall give timely notice to the Sponsor Guarantor of any action for which indemnification hereunder may be sought; provided that any failure to give such notice shall not release the Sponsor Guarantor from any of its indemnification obligations hereunder.
(c)The Sponsor Guarantor agrees that the Department has sole authority regarding the conduct of any litigation brought against any Indemnified Party and the Sponsor Guarantor agrees that the decisions of the Department regarding any such litigation, trial or settlement shall not relieve the Sponsor Guarantor of its indemnification obligations hereunder. The Department agrees that it will advise the Sponsor Guarantor regarding the conduct of any such litigation and that the Sponsor Guarantor shall be given the opportunity at its own cost and expense to advise the Department of its views regarding such litigation, including any settlement related thereto. The Department agrees that it will not compromise or settle any Indemnified Liability, until it has advised the Sponsor Guarantor, as provided above, and has been authorized by the government official with authority to approve settlements pursuant to applicable rules. No provision herein shall restrict, modify or otherwise affect the authority of the United States to settle or compromise any claim according to Applicable Law.
(d)All sums paid and costs incurred by any Indemnified Party with respect to any matter indemnified hereunder shall be immediately due and payable by the Sponsor Guarantor.
Section 17.11.Governing Law. This Agreement and the rights and obligations of the Parties hereunder shall be governed by, and construed and interpreted in accordance with, the federal law of the United States. To the extent that federal law does not specify the appropriate rule of decision for a particular matter at issue, it is the intention and agreement of the Parties that the law of the State of New York (without giving effect to its conflict of laws principles (except Section 5-1401 of the New York General Obligations Law)) shall be adopted as the governing federal rule of decision.
Section 17.12.Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE RECIPIENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS. EACH OF THE PARTIES REPRESENTS THAT IT HAS DISCUSSED THIS WAIVER OF RIGHT TO JURY WITH ITS COUNSEL, UNDERSTANDS THE RAMIFICATIONS OF SUCH WAIVER, AND KNOWINGLY AND VOLUNTARILY AGREES TO THIS WAIVER.
Section 17.13.Consent to Jurisdiction. By execution and delivery of this Agreement, the Sponsor Guarantor irrevocably and unconditionally:
(a)submits for itself and its property in any legal action or proceeding against it arising out of or in connection with this Agreement or any other Financing Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of (i) the courts of the United States in or for the District of Columbia; (ii) the courts of the United States in and for the Southern District of New York; (iii) any other federal court of competent jurisdiction in any other jurisdiction where it or any of its property may be found; and (iv) appellate courts from any of the foregoing;
(b)consents that any such action or proceeding may be brought in or removed to such courts, and waives any objection, or right to stay or dismiss any action or proceeding,

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that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)agrees that nothing herein shall (i) affect the right of the Department to effect service of process in any other manner permitted by law; or (ii) limit the right of the Department to commence proceedings against or otherwise sue the Sponsor Guarantor or any other Person in any other court of competent jurisdiction nor shall the commencement of proceedings in any one or more jurisdictions preclude the commencement of proceedings in any other jurisdiction (whether concurrently or not) if, and to the extent, permitted by the Applicable Laws; and
(d)agrees that judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or outside the U.S. by suit on the judgment or otherwise as provided by law, a certified or exemplified copy of which judgment shall be conclusive evidence of the fact and amount of the Sponsor Guarantor’s obligation.
Section 17.14.Dispute Resolution Section. The provisions set forth in Section 10.12 (Dispute Resolution) of each DFA are hereby incorporated by reference into this Agreement, mutatis mutandis, as if set out in full herein; provided that no Party shall have the right to raise any Dispute concerning a question of fact or law that has previously been raised (or in relation to which a substantially similar matter has already been raised) in connection with a previously raised Dispute under any DFA or any other Award Document; provided, further, that nothing in this Section 17.14 (Dispute Resolution) shall, or shall be deemed to limit, amend, or otherwise modify the terms of the guarantee and waiver of defenses set forth in Article 2 (Guarantee), Article 3 (Guaranteed Obligations Not Waived), Article 4 (Guarantee of Payment), Article 5 (No Discharge or Diminishment of Guarantee) and Article 6 (Defenses Waived) of this Agreement.
Section 17.15.Benefits of Agreement. Nothing in this Agreement or any other Financing Document, express or implied, shall give to any Person, other than the Parties hereto and thereto and their successors and permitted assigns hereunder or thereunder, any benefit or any legal or equitable right or remedy under this Agreement or any other Financing Document.
Section 17.16.Limitation on Liability. No claim shall be made by the Sponsor Guarantor against the Department or any of its Affiliates, directors, employees, attorneys, or agents, including the Consultants, for any special, indirect, consequential, or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Financing Documents or any act or omission or event occurring in connection therewith; and the Sponsor Guarantor hereby waives, releases, and agrees not to sue upon any such claim for any such damages, whether or not accrued, and whether or not known or suspected to exist in its favor.
Section 17.17.Entire Agreement. This Agreement, including any agreement, document, or instrument attached to this Agreement or referred to herein, integrates all the terms and conditions mentioned herein or incidental to this Agreement and supersedes all prior drafts, discussions, term sheets, commitments, negotiations, agreements, and understandings, oral or written, of the Parties in respect to the subject matter of this Agreement.
[Remainder of page left blank intentionally; signatures follow.]

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IN WITNESS WHEREOF, intending to be legally bound, each Party hereto has caused this Agreement to be duly executed as of the date first above written.

MICRON TECHNOLOGY, INC.,
as a Sponsor Guarantor

By:     /s/Scott Gatzemeier
Name:    Scott Gatzemeier
Title:    President

UNITED STATES DEPARTMENT OF COMMERCE, an agency of the Federal Government of the United States of America

By:     /s/Michael Schmidt
Name:    Michael Schmidt
Title:    Director, CHIPS Program Officer

NY & ID Projects
Signature page to Sponsor Guarantee Agreement